THE MANITOWOC COMPANY, INC.


NEWS For Immediate Release



                     MANITOWOC COMPANY DIRECTORS
                      APPROVE QUARTERLY DIVIDEND
                         AND CHANGES YEAR END
                       FROM FISCAL TO CALENDAR



MANITOWOC, Wisconsin, August 9, 1994 --- The Board of Directors of The Manitowoc Company, Inc., at its meeting today, declared its regular quarterly dividend of 25 cents per share, payable on September 10, 1994 to shareholders of record on September 1, 1994.

     Also approved was a change in the year end from June to December. Currently, the Company's fiscal year ends on the Saturday closest to June 30. The new year will end on December 31. A short year will be reported for the period July 3, 1994 through December 31, 1994.

     The Manitowoc Company, Inc. is a leading producer of cranes and related products, commercial ice machines, commercial reach-in refrigerators and freezers, and also specializes in ship repair work on the Great Lakes.





Company Contact:

E. Dean Flynn
Secretary
(414) 683-6597

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